UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

Unwired Planet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 South Virginia Street, Suite 201

Reno, Nevada 89501

(Address of Principal Executive Offices) (Zip Code)

(775) 980-2345

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 3, 2013, Michael Mulica stepped down as the President and Chief Executive Officer of Unwired Planet, Inc. (the “Company”) pursuant to the terms of the separation agreement entered into between the Company and Mr. Mulica (the “Separation Agreement”), which were previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 20, 2013 (the “Prior 8-K”). Mr. Mulica will continue to serve on the Company’s Board of Directors and will chair the newly-formed Unwired Planet Technology Advisory Committee. In accordance with the terms of the Separation Agreement, based upon the achievement of certain performance criteria detailed in the Separation Agreement, the Company’s Board of Directors awarded Mr. Mulica a cash award in an amount equal to 150% of Mr. Mulica’s base salary for the period from January 1, 2013 until June 3, 2013. In addition, immediately prior to the effective time of his departure, the Company’s Board of Directors, in accordance with the Separation Agreement, granted Mr. Mulica a restricted stock unit award under the Company’s Amended and Restated 2006 Stock Incentive Plan (the “Plan”) for 75,000 restricted stock units, which award was 100% vested upon grant. The foregoing description of the Separation Agreement is summary in nature and is qualified in its entirety by the text of the Separation Agreement, which is attached as Exhibit 10.1 to the Prior 8-K and which is incorporated herein by reference.

In connection with Mr. Mulica’s departure, effective as of June 3, 2013, Eric Vetter was appointed as President of the Company and will also serve as the Company’s Principal Executive Officer.

Mr. Vetter, age 51, has served as the Chief Financial Officer of the Company since November 2012. Prior to joining the Company, he was Commercial Director at Aristocrat Technologies, Inc. From August 2011 to July 2012 he was president of EJV Strategic Consulting. From 2008 to 2011, Mr. Vetter was Vice President, International Business Development and Director, Finance at International Game Technology, Inc. where he also served as Senior Vice President, Finance and Accounting from 2004 to 2008.

There are no family relationships between Mr. Vetter and any director or executive officer of the Company. There are no relationships or related transactions between Mr. Vetter and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment as President and Principal Executive Officer of the Company, Mr. Vetter’s annual base salary will be increased from $275,000 to $325,000 and the target amount of the incentive bonus for which he is eligible will be increased from 50% to 75% of his base salary, subject to certain performance criteria to be agreed upon between Mr. Vetter and the Board of Directors of the Company. In addition, Mr. Vetter will be granted (i) 75,000 restricted stock units (the “RSU Award”) and (ii) an option to purchase 75,000 shares of the Company’s common stock pursuant to the Plan (the “Option Award”), with both the RSU Award and the Option Award vesting in equal monthly installments over 36 months of continuous service.

Effective on June 3, 2013, Philip A. Vachon and William Marino were appointed to the Board of Directors of the Company as Class II directors and will be up for re-election at the Company’s 2013 Annual Meeting of Stockholders. Mr. Vachon is also expected to serve as a member of a newly-created Deal Committee of the Board of Directors and Mr. Marino will also serve as a member of the Nominating and Corporate Governance Committee of the Board of Directors.

As compensation for their services, each of Mr. Vachon and Mr. Marino is entitled to (i) an option to purchase 24,000 shares of common stock with annual vesting over a three-year period and 18,000 shares of restricted stock units with annual vesting over a three-year period, subject in both cases to continued service as a member of the Board of Directors, (ii) beginning with the Company’s 2013 Annual Meeting, on the date of the Company’s Annual Meeting, an option to purchase 24,000 shares of common stock with annual vesting over a three-year period and 18,000 restricted stock units with annual vesting over a three-year period contingent, both awards to be contingent upon and subject to continued service as a member of the Board of Directors, (iii) on January 1 of each year, restricted stock units with a fair market value equal to $40,000, which will vest on the one-year anniversary of the grant date (which for the current year will be pro-rated and represent restricted stock units with a fair market value equal to $23,123), (iv) a quarterly retainer for service as a member of the Nominating and Corporate Governance Committee of the Board of Directors of restricted stock units with a fair market value equal to $9,000 annually which will vest in full on the one-year anniversary of the grant date contingent upon continued services as a member of the Board. The foregoing equity awards will be made subject to the approval by stockholders of the Company of an amendment to increase the number of shares of common stock reserved under the Company’s Amended and Restated 1999 Directors’ Equity Compensation Plan. In the event that the stockholders of the Company do not approve such an amendment to increase the number of shares of common stock reserved under the Company’s Amended and Restated 1999 Directors’ Equity Compensation Plan and the Company does not have sufficient shares authorized under the Amended and Restated 1999 Directors’ Equity Compensation Plan, the Company will provide Mr. Vachon and Mr. Marino with cash payments in lieu of the equity awards described above.

A copy of the press release discussing the matters set forth above is furnished as Exhibit 99.1 hereto.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of the Company approved amendments to the Amended and Restated By-Laws of Unwired Planet, Inc. (the “Amendment”), which became effective on May 31, 2013. The amendments amend Sections 5.1 and 5.6 of the Company’s Amended and Restated By-Laws to remove the requirement that the officers of the Company include a Chief Executive Officer.

The foregoing description of the amendments to the Amended and Restated By-Laws is qualified in its entirety by reference to the copy of the amendments filed as Exhibit 3.1 to this Form 8-K, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amendments to the Amended and Restated By-Laws of Unwired Planet, Inc.

99.1	Press Release issued by Unwired Planet, Inc. on June 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unwired Planet, Inc.

	By:	/s/ Eric Vetter
Dated: June 4, 2013	Name:	Eric Vetter
	Title:	President and Principal Executive Officer